EXHIBIT 99(b)

                            APPENDIX

Pursuant to Item 304 of Regulation S-T, the following is a narrative description of graphic or image material incorporated by reference from the Company's 2002 Annual Report to Shareholders at Item 7. Management's Discussions and Analysis of Financial Condition and Results of Operations.

Page 15 of Annual Report


                         Sales by Market
                                    FYE 2002
Cars and Light Trucks                  30%
Aftermarket                            23%
Medium & Heavy Trucks                  15%
Off-highway Equipment                  11%
Industrial Equipment                    9%
Building HVAC                           7%
Electronics                             4%
Miscellaneous                           1%

Page 15 of Annual Report


                        Sales by Product
                                    FYE 2002
Modules/Packages                       27%
Radiators                              27%
Oil Coolers                            15%
Charge-Air Coolers                      9%
Vehicular Air Conditioning              7%
Building HVAC                           7%
Electronics                             4%
Miscellaneous                           3%
EGR Coolers                             1%